Exhibit 23.1


Consent of Independent Certified Public Accountants


We have issued our report dated March 3, 1999, accompanying the consolidated financial statements and schedules included in the Annual Report of Stratesec, Incorporated on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Stratesec, Incorporated on Form S-8.


                             /s/ GRANT THORNTON LLP
                               Grant Thornton LLP

Vienna, Virginia
June 7, 2000